Exhibit 99.1

Immersion Appoints Clent Richardson President and CEO

A Global Sales and Marketing Executive, Richardson Brings a Record of Success in Guiding Technology Companies to Greater Growth and Profitability

SAN JOSE, Calif.--(BUSINESS WIRE)--Immersion Corporation (NASDAQ:IMMR), a leading developer and licensor of touch feedback technology (http://www.immersion.com/corporate/), announced today the appointment of Clent Richardson to president and CEO, effective April 28, 2008. The Company also expects that Richardson will be appointed to the Company's Board of Directors at its next board meeting.

“Clent brings strong industry knowledge, proven global business development, sales, and marketing accomplishments, as well as team-building and executive management skills,” said Victor Viegas, Immersion chairman of the board and current president and CEO. “He also brings proven experience in establishing business relationships with leading OEMs, developers, and service providers to create industry-wide support for products and technologies that will help Immersion accelerate the capture of its significant upside potential. I look forward to working with Clent in the transition to his new leadership role and to supporting Immersion’s growth as chairman of the board.”

Most recently, Richardson, 46, was chief marketing officer of TiVo, and earlier, of Nortel Networks. Prior to these positions, he was chief sales and marketing officer and a member of the board of directors of T-Mobile U.K., where, leading a 1,300-person team, he architected the company’s rebranding and go-to-market strategy resulting in increased operational efficiency and double-digit revenue growth. In addition, he was concurrently chairman of T-Mobile Retail, Ltd. where he provided guidance for 130 retail locations and over 400 team members across the U.K. Previously, at Apple, he reported to the co-founder and CEO as vice president of worldwide developer relations and worldwide solutions marketing and built and led a global team that established and strengthened developer and customer relationships around the world. During his more than five years with Apple, Richardson was also senior manager of evangelism, responsible for building and leading a worldwide team that managed global strategic relationships with Adobe, AOL, IBM, Microsoft, Motorola, Sun, and other industry leaders for all Apple divisions. Earlier in his career, Richardson worked at GTE (now part of Verizon), where he advanced through a number of sales and management positions that included P&L responsibility for all wireless major account management and sales in California. He holds a Bachelor of Arts in Counseling Psychology from Antioch University.

“Immersion’s global leadership in innovation, development, and deployment of haptics technology is nearing a tipping point,” said Immersion president and CEO elect Clent Richardson. “Now is the time to build upon and take advantage of the company’s strong financial footing, growing intellectual property portfolio, and global opportunities in the medical, mobility, touch-interface, and gaming markets. With the successful adoption of Immersion’s technology by leading brands in markets around the world, our focus will be to execute growth plans and accelerate customer adoption of our haptics technology worldwide. I look forward to leading Immersion to the next level and beyond and to working with Vic and the board of directors to grow value for our shareholders, customers, and employees.”

“The Board and I thank Vic for his many years of service, which have prepared Immersion with a sound strategy and the financial means for its next phase of growth. We now look forward to his guidance and active involvement as chairman of the board,” said Jack Saltich, lead independent director of Immersion’s Board of Directors. “We are confident that Clent’s management experience on top-tier global executive teams and his solid record of accomplishments in telecommunications, consumer electronics, software, hardware, and technology markets around the world will provide the knowledge and leadership Immersion needs to aggressively pursue its numerous and sizeable opportunities.”

About Immersion (www.immersion.com)

Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion’s advanced touch feedback technology (http://www.immersion.com/corporate/products/), electronic user interfaces can be made more productive, compelling, entertaining, or safer. Immersion’s technology is deployed across automotive, entertainment, industrial controls, medical training, mobility, and three-dimensional simulation markets. Immersion’s patent portfolio includes over 700 issued or pending patents in the U.S. and other countries.

Forward Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning consumer and market acceptance of force feedback products in general; any statements regarding proposed products or services or future economic conditions or performance; statements of belief; and any statement or assumptions underlying any of the foregoing. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business which include, but are not limited to, delay in or failure to achieve commercial demand for our products or a delay in or failure to achieve the acceptance of force feedback as a critical user experience.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in our most current Form 10-K, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect our beliefs and predictions as of the date of this release. We disclaim any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

CONTACT:
A&R Edelman
Angie Ayala, +1-650-762-2952
aayala@ar-edelman.com